UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

OMNIAMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34605	27-0983595
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1320 South University Drive, Suite 900, Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 367-4640

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 8, 2013, OmniAmerican Bancorp, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Terry M. Almon, Senior Executive Vice President and Chief Operating Officer of the Company, in connection with her previously announced departure, which was effective on October 9, 2013 (the “Separation Date”).
Pursuant to the Separation Agreement, Ms. Almon will be entitled to (i) receive a lump sum payment of $325,000, less applicable taxes and withholdings, (ii) receive approximately $17,000 in full satisfaction of her base salary accrued through October 31, 2013 and her unused paid time off through the Separation Date; (iii) receive a lump sum payment of $7,000, less applicable taxes and withholdings, to assist her with paying for any continuation of her medical, and/or dental coverage; (iv) continue to participate in the Company’s Executive Physical Program for the remainder of 2013; (v) reimbursement of up to $5,000 of her attorney’s fees and other costs associated with the negotiation of the Separation Agreement, and (vi) extension of her post-termination exercise period for her stock options so that all unexercised, vested stock options outstanding as of the Separation Date shall remain exercisable and shall not terminate until the earlier of (a) the first anniversary of the Separation Date or (b) the date on which such stock option would otherwise terminate and be forfeited under the terms of the underlying award agreement.
Ms. Almon acknowledged satisfaction of all other amounts owed to her by the Company. Ms. Almon also granted the Company a general release of liability and claims. The Company also granted Ms. Almon a general release of liability and claims. The Company and Ms. Almon agreed to mutual non-disparagement obligations, and Ms. Almon agreed to cooperate with the Company in support of its business interests on any matter arising out of her employment.
Pursuant to the terms of the Separation Agreement, Ms. Almon may revoke her agreement to enter into the Separation Agreement for seven days following its execution. If Ms. Almon exercises her revocation right, she shall forfeit her right to receive payments under the Separation Agreement in an amount equal to $315,000, and will forfeit the reimbursement of her attorneys’ fees, and her continued participation in the Executive Physical Program.
The description of the Separation Agreement herein is limited in its entirety by the terms of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit Number	Description
10.1	Separation Agreement and Release between Terry Almon and OmniAmerican Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniAmerican Bancorp, Inc.

DATE: November 13, 2013	By:	/s/ Deborah B. Wilkinson
Deborah B. Wilkinson
Senior Executive Vice President and Chief Financial Officer